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                                                                    EXHIBIT 23.6

                      CONSENT OF COOPERS & LYBRAND L.L.P.


    We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (Registration No. 333-37861) of Suiza Foods Corporation on Form S-4 of our report dated July 31, 1997, with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in this Prospectus which is part of such Amendment No. 2 to the Registration Statement.


                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 24, 1997